Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 16, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in JA Solar Holdings Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference in JA Solar Holdings Co., Ltd.’s Registration Statement on Form F-3 (Registration No. 333-188895) initially filed on May 28, 2013, as amended.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

August 13, 2013

PricewaterhouseCoopers Zhong Tian LLP

11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

Tel +86 (21) 2323 8888 | fax +86 (21) 2323 8800 | http://www.pwccn.com